SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 July 28, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                         Odyssey Marine Exploration, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


          Nevada                   1-31895                84-1018684
----------------------------   ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                  5215 West Laurel Street, Tampa, Florida  33069
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On July 28, 2006, Odyssey Marine Exploration, Inc. (the "Company") notified Jackson Brewery Millhouse, LLC ("JBM"), that the Company has exercised its right to terminate the property lease relating to the Company's Shipwreck & Treasure Adventure in New Orleans, Louisiana. The attraction is located in the Jax Brewery in the French Quarter of New Orleans. The lease covers approximately 8,651 square feet and the monthly rent is $17,570.83.
The lease had an initial term of five years, but provides that the Company has the right to terminate the lease after 18 months for any reason without penalty. The effective date of the lease termination will be January 31, 2007.

     The Company reopened the Shipwreck & Treasure Adventure in New Orleans in February 2006. The local tourist and resident markets have not yet recovered from the devastating impact of Hurricane Katrina. The attraction has not reached a breakeven attendance level since the reopening. As a result, The Company has exercised its right to terminate the lease effective January 31, 2007. The lease contains no early termination penalties. However, the Company anticipates that it will record a write-off of the leasehold improvements at the site of approximately $300,000.

     The Company plans to relocate the attraction to another market in the latter part 2006 and is currently researching alternatives.

     JBM has no affiliation with the Company or any of its officers or directors.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: August 3, 2006              By: /s/ Michael J. Holmes
                                       Michael J. Holmes
                                       Chief Financial Officer